Exhibit 10.2

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into as of February 1, 2016, to be effective as of January 1, 2016 (“Effective Date”), by and between Reven Housing REIT, Inc., a Maryland corporation (the “Company”), and Thad Meyer, an individual (“Executive”).

R E C I T A L

A. The parties hereto have previously entered into that certain Employment Agreement dated April 17, 2014 (the “Employment Agreement”).

B. The parties hereto desire to amend the Employment Agreement as set forth below.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein, the parties agree as follows:

1.          Section 4(a) of the Employment Agreement is hereby amended by deleting it in its entirety and replacing it with the following new Section 4(a):

“(a) Base Salary. The Executive shall receive a Base Salary at the annual rate of $220,500 during the Term of Employment, with such Base Salary payable in installments consistent with the Company’s normal payroll schedule, subject to applicable withholding and other taxes. The Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Compensation Committee of the Board, be increased at any time or from time to time, but may not be decreased from the then current Base Salary.”

2.          This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.          Except as set forth in this Amendment, all other provisions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

“COMPANY”

REVEN HOUSING REIT, INC.,
a Maryland corporation

By:	/s/ Chad Carpenter
Chad Carpenter, Chief Executive Officer

“EMPLOYEE”

/s/ Thad Meyer
Thad Meyer, an individual